SF 749-2                                                 3- 1

SF 749-2                                                   3

                                                            DATA PAGE

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                   Flexible Premium Deferred Variable Annuity
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CONTRACT DATA
Contract Number:               [Sample]
Annuitant/Age:                 [John Doe/35]
Owner:                         [Jane Doe]
Joint Annuitant/Age:           [Jane Doe/35]
Joint Owner:                   [John Doe]
Contract Date:                 [November 1, 2004]
Maximum Annuitization Date:    [October 31, 2054]
Initial Premium:               [$10,000.00]

BENEFITS
Fixed Account Guaranteed Minimum Interest Rate:                  [1.00%-3.00%]

Fixed Account  Interest Rate for premium
   payments received on the Contract Date:                       [3.50%]
 The Fixed Account Interest Rate may be lower for the Premium Payment Credit Rider.

Fixed Dollar Cost Averaging (DCA) Account
Guaranteed Minimum Interest Rate:                                [1.00%-3.00%]

Fixed DCA Account 6-Month DCA Term
 Interest Rate for premium payments received
   on the Contract Date:                                         [4.50%]
Fixed DCA Account 12-Month DCA Term
Interest Rate for premium payments received
   on the Contract Date:                                         [5.50%]


CONTRACT CHARGES AND LIMITS

Separate Account Administration Charge:      Currently [ 0.00% ], not to exceed 0.15% annually
Mortality & Expense Risks Charge:            1.25% annually
Annual Fee:                                  Lesser of $30.00 or 2.00% of accumulated value
Transaction Fee:                             [Currently  $00.00  ], or,  for  unscheduled  Division
                                             transfers  after the first,  such larger  amount as is
                                             required  by law or by the  underlying  mutual fund of
                                             the Division.
Minimum Additional Premium:                  $500.00
Maximum Total Premium Contributions:         $2,000,000.00
Minimum Unscheduled Partial Surrender:       $100.00
Minimum Accumulated Value After
   A Partial Surrender:                      $5,000.00
Minimum Accumulated Value To Initiate A
   Scheduled Partial Surrender:              $5,000.00
Minimum Transfer Amount:                     $100.00
Free Surrender Amount:
The greater of (A.) and (B.) where: (A.) is 10% of premium payments  decreased by any partial surrenders made since the last Contract  Anniversary;  and (B.) is the  accumulated  value minus remaining  premium  payments as of the surrender date.
[ Minimum Fixed DCA Account Premium Payment:                     $1,000.00 ]



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                       SURRENDER CHARGES

 Completed Contract Years Since
  Each Premium Payment Was Made     Surrender Charge Percentage
                0                              6.00%
                1                              6.00%
                2                              6.00%
                3                              5.00%
                4                              4.00%
                5                              3.00%
                6                              2.00%
           7 and after                         0.00%

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                       SURRENDER CHARGES

 Completed Contract Years Since
  Each Premium Payment Was Made     Surrender Charge Percentage
                0                              8.00%
                1                              8.00%
                2                              7.00%
                3                              6.00%
                4                              5.00%
                5                              4.00%
                6                              3.00%
                7                              2.00%
                8                              1.00%
           9 and after                         0.00%

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RIDER DATA

Enhanced Death Benefit Rider
     Effective Date:                   [ September 1, 2004 ]
     Quarterly Rider Charge:           Currently [ 0.0625% ] of average quarterly accumulated value, not to exceed
                                       0.0750%.

Guaranteed Minimum Withdrawal Benefit Rider
     Effective Date:                                [ September 1, 2004 ]
     Quarterly Rider Charge:                        Currently [ 0.1500% ] of average quarterly Investment Back Remaining
                                                    Withdrawal Benefit Base, not to exceed 0.2125%.

Premium Payment Credit Rider
     Effective Date:                 [ September 1, 2004 ]
     Annual Rider Charge:            0.60% of the Division Value for the first eight Contract Years.
                                     [ Also, the Fixed Account Initial Interest Rate may reflect an adjustment for this rider. ]
